Exhibit 10.6

MANAGEMENT SERVICES AGREEMENT

THIS MANAGEMENT SERVICES AGREEMENT (this “Agreement”) is made and entered into as of December 23, 2021 (the “Effective Date”), between Arcadia Products, LLC, a Colorado limited liability company (the “Company”), and DMC Global Inc., a Delaware corporation (the “Service Provider”).

WHEREAS, the Company and the Service Provider wish to enter into this Agreement in order to govern the terms and conditions of the provision of certain management services as described herein.

NOW, THEREFORE, in consideration of the services to be rendered by the Service Provider hereunder, and to evidence the obligations of the Company to the Service Provider and the mutual covenants herein contained, the Company and the Service Provider hereby agree as follows:

1.                  Retention. The Company hereby retains the Service Provider to provide, and the Service Provider hereby agrees to provide the Company with, general administrative and management services, including services relating to oversight of strategy, accounting, legal, compliance, information technology and other matters as may be mutually agreed by the Company and the Service Provider (the “Services”) during the term of this Agreement. The Service Provider may contract with individuals or other entities to provide any such Services; provided that contracting with individuals or other entities to provide any such Services shall not relieve the Service Provider of its obligations hereunder. For the avoidance of doubt, the Service Provider, and not the Company, shall (i) be the employer of or contracting party with, as appropriate, any individuals or other entities providing the Services, (ii) control and direct the actions of such individuals or other entities, and (iii) make all hiring, retention, dismissal, compensation, and other similar decisions related to such individuals or other entities.

2.                  Term. This Agreement shall be effective as of the Effective Date and shall continue until December 31, 2024 (the “Initial Term”). Upon the end of the Initial Term, and on each anniversary thereof, the term of this Agreement shall automatically be extended for one additional year from such date unless notice to the contrary is given by either party at least thirty (30), but no more than sixty (60), calendar days prior to the end of such term.

3.                  Compensation. As compensation for the Service Provider’s provision of the Services, the Company shall pay to the Service Provider an annual fee equal to 0.50% of the Company’s annual revenue as set forth in its annual financial statements prepared in accordance with U.S. GAAP (“Annual Revenue”) up to Annual Revenue of $500 million and 0.30% of Annual Revenue in excess of $500 million. Each year, the Company shall make payments based on an estimation of Annual Revenue for such year within 30 days following the end of the first, second and third fiscal quarters and a final payment promptly following the completion of the Company’s financial statements for such year, but in no event more than 60 days following the end of the Company’s fiscal year. Upon termination of this Agreement, the amount of the annual fee for the year in which termination occurred shall be pro rated based on the portion of the year during which Services were provided.

4.                  Reimbursement of Expenses. The Company shall pay directly or reimburse the Service Provider, promptly following demand therefor, together with written invoices or reasonably detailed descriptions thereof, for all direct or indirect out-of-pocket expenses incurred by the Service Provider in connection with the performance by it of the Services contemplated by Section 1 hereof; provided that such expenses shall not include the salary and benefits of employees engaged in providing the Services or office rent or expenses incurred in connection with providing the Services.

5.                  Independent Contractor. The Service Provider shall for all purposes be an independent contractor and not an agent or employee of the Company, and the Service Provider shall have no authority to act for, represent, bind or obligate the Company except as specifically provided herein. This Agreement shall not be construed for any purposes to create any joint venture or partnership among the parties hereto.

6.                  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

7.                  Assignment. This Agreement and all provisions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by either of the parties without the prior written consent of the other party.

8.                  Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties with respect to its subject matter and supersedes any and all prior agreements, and neither it nor any part of it may in any way be altered, amended, extended, waived, discharged or terminated except by a written agreement signed by each of the parties hereto.

9.                  Waivers. Either party to this Agreement may, by written notice to the other party, waive any provision of this Agreement. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

10.              Counterparts. This Agreement may be executed in two or more counterparts (including facsimile counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SERVICE PROVIDER

DMC Global Inc.

By:	/s/ Michael Kuta
Name: Michael Kuta
Title: Chief Financial Officer

COMPANY

Arcadia, Products, LLC

By:	/s/ James Schladen
Name: James Schladen
Title: President

Signature Page To
Management Services Agreement